Amended and Restated Establishment and Designation of Series and Classes

BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST

WHEREAS, BlackRock Florida Municipal Bond Fund (the “Florida Fund”), BlackRock New Jersey Municipal Bond Fund, BlackRock New York Municipal Opportunities Fund and BlackRock Pennsylvania Municipal Bond Fund (each, a “Fund”) have heretofore been duly established by the Trustees of Blackrock Multi-State Municipal Series Trust (the “Trust”), acting pursuant to Section 6.2 of the Declaration of Trust of the Trust, dated August 2, 1985, as amended (the “Declaration”), as series of the Trust;

WHEREAS, the Florida Fund was reorganized into BlackRock National Municipal Bond Fund, a series of BlackRock Municipal Bond Fund, Inc., on February 23, 2009, and thereupon was dissolved and no longer has any shares outstanding;

WHEREAS, the Trustees of the Trust now desire to formally terminate the Florida Fund as a series of the Trust;

WHEREAS, pursuant to that certain Establishment and Designation of Classes amended and restated as of November 14, 2017 (the “Prior Designation”), the shares of BlackRock New Jersey Municipal Bond Fund and BlackRock Pennsylvania Municipal Bond Fund had been divided into nine classes of shares and the shares of BlackRock New York Municipal Opportunities Fund had been divided into seven classes of shares, as named in the Prior Designation;

WHEREAS, the Trustees of the Trust authorized the conversion of all outstanding Investor B Shares and, where applicable, Investor B1 Shares of each Fund into Investor A Shares or Investor A1 Shares of such Fund as of June 10, 2013 with notice to shareholders and the further permanent closure of Investor B Shares, and where applicable, Investor B1 Shares of each Fund to new investments, and further, at a meeting held on November 13, 2018, a majority of the Trustees of the Trust, approved the termination of Investor B Shares, and where applicable, Investor B1 Shares, as a Class of each Fund, there being no shares of such Class outstanding; and

WHEREAS, at a meeting held on November 15, 2019, a majority of the Trustees of the Trust authorized the conversion of all outstanding Investor C1 Shares of each Fund into Investor A Shares of such Fund, which conversion took place as of February 24, 2020 following notice to shareholders, and, following such conversion, the termination of Investor C1 Shares as a Class of each Fund, there being no shares of such Class outstanding.

NOW THEREFORE, the undersigned, being the Secretary of the Trust, does hereby certify that following the actions referenced above, the series and classes of the Trust set forth below have heretofore been established and designated by the Trustees of the Trust in accordance with the Trust’s Declaration, and that such series and classes remain in effect as of the date hereof, and that the Trust is authorized to issue an unlimited number of shares of beneficial interests of each such class of each Fund:

1.	The series of the Trust and the classes of each such series established and designated (each a “Class”) are as follows:

A.	BlackRock New Jersey Municipal Bond Fund

(a)	Investor A Shares

(b)	Investor A1 Shares

(c)	Investor C Shares

(d)	Class K Shares

(e)	Service Shares

(f)	Institutional Shares

B.	BlackRock New York Municipal Opportunities Fund

(a)	Investor A Shares

(b)	Investor A1 Shares

(c)	Investor C Shares

(d)	Class K Shares

(e)	Institutional Shares

C.	BlackRock Pennsylvania Municipal Bond Fund

(a)	Investor A Shares

(b)	Investor A1 Shares

(c)	Investor C Shares

(d)	Class K Shares

(e)	Service Shares

(f)	Institutional Shares

2.	The Shares of each Class of the Fund shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

3.

The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of the Shares of each Class shall be established by the Trustees of the Trust from time to time in accordance with the provisions of the Declaration of Trust and shall be set forth in the prospectus and statement of additional information of the Trust relating to such Class of the Fund contained in the Trust’s most recent effective registration statement under the Securities Act of 1933, as amended, with respect to such Class, as such prospectus and statement of additional information may be supplemented or modified from time to time.

4.

Shares of each Class of the Fund shall vote together as a single class except that shares of a Class may vote separately on matters affecting only that Class and shares of a Class not affected by a matter will not vote on that matter.

5.	A Class of the Fund may be terminated by the Trustees by written notice to the shareholders of the Class.

(signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this instrument on behalf of the Trust as of the 8th day of June, 2020.

BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST

By:	/s/ Janey Ahn
Janey Ahn
Secretary

4